DEPARTMENT OF HEALTH & HUMAN SERVICES	Exhibit 10.1 Office of the Secretary
Office of the Assistant Secretary for Preparedness & Response Washington, D.C. 20201

26 March 2013

Ray Taylor

VP Program Management

BioCryst Pharmaceuticals, Inc.

4505 Emperor Boulevard, Suite 200

Durham, NC 27703

Subject: Stop Work Order, Contract No. HHSO100200700032C

Dear Mr. Taylor:

In accordance with FAR Part 42.1303 and FAR Part 52.242-15, the Department of Health and Human Services (HHS) hereby directs BioCryst Pharmaceuticals, Inc. to stop-work on contract number HHSO100200700032C and only perform the activities as listed below:

•	Stability testing for stockpiled peramivir

•	Complete study 301 study report

•	Complete study 301 pharmacokinetic testing

•	Closeout activities associated with termination of study 301, Completion of study 110 Clinical Study Report

•	Preparation for type C meeting and In-Process Review (IPR), including assembly of FDA data package

•

Clinical/Regulatory support for wind-down activities associated with closure of clinical sites and study termination, data monitoring and cleansing and activities associated with preparation for type C meeting and IPR

•	Continuation and completion of COA-approved virology and resistance testing

BARDA will continue to support the above activities as already described in the contract which are necessary to achieve the immediate milestones. These activities will be supported through the type C meeting which is scheduled for April 1, 2013 and the IPR which is tentatively scheduled three (3) weeks afterwards. Once the IPR is conducted, the Milestone Decision Authority (MDA) will make a decision on a path forward. Therefore, BioCryst shall cease all services in support of the subject contract, with the exception of the activities listed above, and shall cease incurring any costs for those services Including but not limited to BioCryst’s indirect costs. Any and all subcontractors shall be notified immediately that a stop-work order has been issued to the prime contractor.

The stop-work order shall remain in place until June 5, 2013. As soon as feasible and prior to the expiration of the stop-work order, appropriate action shall be taken to terminate the contract; cancel the stop-work order; or extend the period, if necessary.

Should BioCryst require additional information In regards to this stop-work order, please contact the undersigned via email at kim.morris@hhs.gov

Sincerely,

Kim Morris

Contracting Officer

HHS/OS/ASPR/AMCG

DEPARTMENT OF HEALTH & HUMAN SERVICES	Office of the Secretary
Office of the Assistant Secretary for Preparedness & Response Washington, D.C. 20201

Cc:	Kevin Gilligan, Project Officer

Mike Wathen, Chief, Influenza Antiviral Branch

Robert Huebner, Director, Influenza Division